UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 18, 2016

Date of Report (date of earliest event reported)

INTEVAC, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26946	94-3125814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

3560 Bassett Street

Santa Clara, CA 95054

(Address of principal executive offices)

(408) 986-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at Intevac’s Annual Meeting held on May 18, 2016 and the results of such voting are set forth below:

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 1: Election of Directors
Norman H. Pond	15,784,612	N/A	101,171	3,232,097
Wendell T. Blonigan	15,772,903	N/A	112,880	3,232,097
James D. Benham	15,791,679	N/A	94,104	3,232,097
Matthew A. Drapkin	15,779,521	N/A	106,262	3,232,097
David S. Dury	15,772,488	N/A	113,295	3,232,097
Marc T. Giles	15,779,521	N/A	106,262	3,232,097
Thomas M. Rohrs	15,775,362	N/A	110,421	3,232,097
John F. Schaefer	15,770,763	N/A	115,020	3,232,097

All director nominees were duly elected.

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 2: Proposal to approve an amendment to the Intevac 2003 Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 300,000 shares	15,847,329	11,368	—	3,259,183

Proposal 2 was approved.

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 3: Proposal to approve an amendment to the Intevac 2012 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares	15,084,596	784,392	—	3,248,892

Proposal 3 was approved.

				Abstentions
	Affirmative	Negative	Votes	and Broker
	Votes	Votes	Withheld	Non-Votes
Proposal 4: Burr Pilger Mayer, Inc. as independent public accountants for the fiscal year ending December 31, 2016	18,882,151	20,261	—	215,468

Proposal 4 was approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEVAC, INC.

Date: May 20, 2016	/s/ JAMES MONIZ
James Moniz
Executive Vice President, Finance and Administration,
Chief Financial Officer, Treasurer and Secretary